Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,969,657
Unrealized Gain (Loss) on Market Value of Futures	(1,673,946)
Dividend Income	1,425
Interest Income	4,798
ETF Transaction Fees	700
Total Income (Loss)	$302,634

Expenses
General Partner Management Fees	$15,710
Professional Fees	7,000
Brokerage Commissions	13,051
Non-interested Directors' Fees and Expenses	175
Prepaid Insurance Expense	74
NYMEX License Fee	393
Total Expenses	36,403
Expense Waiver	(16,773)
Net Expenses	$19,630
Net Income (Loss)	$283,004

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/16	$26,977,358
Additions (100,000 Shares)	9,890,107
Withdrawals (50,000 Shares)	(4,853,190)
Net Income (Loss)	283,004

Net Asset Value End of Month	$32,297,279
Net Asset Value Per Share (350,000 Shares)	$92.28

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612